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                              THOMAS & BETTS CORPORATION
                               EXECUTIVE RETIREMENT PLAN



                               (AS AMENDED JUNE 4, 1997)

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                             THOMAS & BETTS CORPORATION
                             EXECUTIVE RETIREMENT PLAN


                                     INTRODUCTION


Thomas & Bett Corporation (the "Company") has adopted this Executive Retirement Plan effective as of September 2, 1992, and as amended on December 16, 1993, February 5, 1997 and June 4, 1997, to provide additional retirement income and death benefit protection to certain officers of the Company in recognition of their contribution to the Company in carrying out senior management responsibilities. The terms and conditions of participation and benefits under this Executive Retirement Plan are set out in this document.

All benefits payable under this Plan, which is intended to constitute a non-qualified, unfunded deferred compensation plan for a select group of management employees under Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), shall be paid out of the general assets of the Company.


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                             THOMAS & BETTS CORPORATION
                              EXECUTIVE RETIREMENT PLAN
                                 AS AMENDED 06/04/97


ARTICLE 1. DEFINITIONS

1.01 "ACTUARIAL EQUIVALENT" shall mean the equivalent value when computed based on the UP-84 Mortality Table and an interest rate equal to 100 percent of the interest rate which would be used by the Pension Benefit Guaranty Corporation (under the pre-11/1/93 methodology) for valuing immediate annuities for single employer plans that terminate on the first day of the month in which the Eligible Employee's Benefit payments commence (the "PBGC Interest Rate").

 1.02 "AFFILIATED COMPANY" shall mean any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member of the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

1.03 "AVERAGE MONTHLY COMPENSATION" shall mean the average monthly compensation of an Eligible Employee during any sixty (60) consecutive months during his employment with the Company or an Affiliated Company affording the highest such average.

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1.04   "BENEFICIARY" shall mean the person or persons designated by an Eligible
       Employee as beneficiary in a time and manner determined by the Committee. If the Eligible Employee fails to designate a Beneficiary or if the Beneficiary predeceases the Eligible Employee, the Eligible Employee's spouse shall be the Beneficiary or if no spouse survives the Eligible Employee, the Eligible Employee's estate shall be the Beneficiary. An Eligible Employee may change his designated Beneficiary in a time and manner determined by the Committee.

1.05   "BENEFIT" shall mean the payments payable under Article 2 of this Plan.

1.06 "BOARD OF DIRECTORS" shall mean the Board of Directors of Thomas & Betts Corporation.

1.07 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.08 "COMMITTEE" shall mean the Company's Human Resources Committee of the Board of Directors, any successor or substitute committee thereto, or, during any period of time when no such committee is in existence, the Company's entire Board of Directors.

1.09 "COMPANY" shall mean the Thomas & Betts Corporation or any successor by merger, purchase or otherwise, with respect to its employees and such affiliated companies authorized by the Board of Directors, on such terms and conditions as the Board may determine, to participate in the Plan.

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1.10   "COMPENSATION" shall mean the base cash compensation paid to an Eligible
       Employee in respect of each month for services rendered to the Company by such Eligible Employee (in respect of each month for services rendered to the Company by such Eligible Employee), plus the amount paid pursuant to the provisions of the Officer Profit Sharing Plan and the Management Incentive Plan or such substitute or similar plans, determined prior to any pre-tax contributions under a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and its applicable regulations) or under a "cafeteria plan" (as defined under
       Section 125 of the Code and its applicable regulations).

1.11 "CREDITED SERVICE" shall mean, with respect to an Eligible Employee, service determined pursuant to the provisions of Section 2.9 of the Retirement Plan. Notwithstanding the foregoing, an Eligible Employee may, subject to the approval by the Board of Directors, be granted additional months or years of age or of Credited Service for purposes of determining the amount of Benefits under the Plan or for purposes of satisfying the service eligibility requirements necessary for Benefits under the Plan, or both. The number of additional months or years of age or of Credited Service so granted, if any, shall be set forth in Appendix A.

1.12   "EFFECTIVE DATE" shall mean September 2, 1992.

1.13 "ELIGIBLE EMPLOYEE" mean an employee who occupies a position of senior management with the Company who has been approved by the Committee and
       who is listed on Appendix A, as amended from time to time.   No employee
       who is a party to a Supplemental Executive Retirement Contract (the "SERC") shall be so approved by the

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       Committee unless such employee has executed, in form satisfactory to the
       Committee, a written agreement terminating all of the obligations of the Company under the SERC and canceling any entitlements thereunder in respect of such employee.

1.14 "INVESTMENT PLAN" shall mean the Thomas & Betts Corporation Employees' Investment Plan.

1.15 "NORMAL RETIREMENT DATE" shall mean the first day of the calendar month following an Eligible Employee's 65th birthday.

1.16 "PLAN" shall mean the Thomas & Betts Corporation Executive Retirement Plan, as amended from time to time.

1.17 "RETIREE" shall mean an Eligible Employee (i) who has attained age 55 and completed 20 or more years of Credited Service or (ii) whose combined years of age and Credited Service (each completed to the nearest full month with any fractional part of a month of less than 15 days disregarded) equals 70 or more as of the Effective Date, and in each case, who either voluntarily or upon the Company's request or demand terminates employment with the Company and all Affiliated Companies after the Effective Date.

1.18 "RETIREMENT PLAN" shall mean The Thomas & Betts Pension Plan, as amended from time to time.

1.19 "SOCIAL SECURITY BENEFIT" shall mean the annual old-age Insurance benefit which the

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       Eligible Employee is entitled to receive under Title II of the
       Social Security Act as in effect on his Normal Retirement Date or which he would be entitled to receive on his Normal Retirement Date if he did not disqualify himself from receiving Social Security Benefits by entering into covered employment or for any other reason.

1.20 "10 YEAR CERTAIN AND LIFE ANNUITY" shall mean an annuity which provides a benefit payable during the Retiree's life and, if such Retiree dies during the 10 year period after the date such benefit began, a lump-sum payment shall be made to the Retiree's Beneficiary in respect of the balance of the payments for such 10 year period.


ARTICLE 2. AMOUNT OF PAYMENT OF BENEFITS

2.01   Payment of Benefit

       Except as otherwise provided in Section 2.07 hereof, Benefits shall be payable by the Company only with respect to an Eligible Employee who becomes a Retiree, subject to the provisions of Section 3.07. Such benefits shall be payable from the general assets of the Company.

2.02   Amount of Benefit

       The monthly amount of the Benefit payable in the form of 10 Year Certain and Life Annuity shall be equal to:

       (a)    the greater of (i) or (ii) where

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                     (i)    equals 2.5 percent of the Eligible Employee's
                            Average Monthly Compensation (as defined in
                            Sections 1.03 and 1.10) multiplied by the first
                            20 years of his Credited Service plus 1.5 percent of the Eligible Employee's Average Monthly Compensation (as defined in Sections 1.03 and 1.10) multiplied by the next 15 years of his Credited Service, and

                   (ii) equals 50 percent of the Eligible Employee's Average Monthly Compensation (as defined in Sections 1.03 and 1.10)

                                        MINUS


              (b)    The sum of(i), (ii), (iii) and (iv) where

                     (i) equals the monthly amount of benefit which is or would be payable to the Eligible Employee, assuming such benefit commenced on his date of termination of employment pursuant to the provisions of the Retirement Plan in the form of a 100% Joint and Survivor Annuity (an Eligible Employee who is unmarried at the time the Benefit is determined shall be deemed, for purposes of the Plan, to have a survivor annuitant born on the same date as the Eligible Employee),

                     (ii) equals the monthly amount of benefit to which the Eligible Employee would be entitled if his Company Contribution Account under the Investment Plan determined as of his date of termination of employment plus the amount of each withdrawal made from such Company Contribution Account on and after July 1, 1992 accumulated with interest at a rate of 8 percent, compounded annually from the date of each

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                            withdrawal to the Eligible Employee's termination of
                            employment, was used to purchase a 100% Joint and Survivor Annuity based on the interest and mortality assumptions used to determine Actuarial Equivalent as defined in Section 1.01 (an Eligible Employee who is unmarried at the time the Benefit is determined shall be deemed, for the purposes of the Plan, to have a survivor annuitant born on the same date as the Eligible Employee),

                     (iii) equals 50 percent of the Eligible Employee's monthly Social Security Benefit, and

                     (iv) equals the monthly amount of benefit payable under a prior employer's retirement program as set forth in Appendix A.

Notwithstanding the foregoing, the offset of the Eligible Employee's monthly Social Security Benefit as described in Section 2.02(b)(iii) shall not, in the case of any Benefit payable in the forms described in Sections 2.03(a) and (b) be made until the Eligible Employee reaches his Normal Retirement Date. In the case of a Benefit paid in the form described in Section 2.03(c), the Committee shall, in good faith, determine the appropriate amount of offset under Section 2.02(b)(iii) to be used in calculating such Benefit, consistent with the preceding sentence and information available to the Committee at such time. In addition, the Committee shall determine, in good faith, the appropriate amount of offset under Section 2.02(b)(iv) to be used in calculating any Benefit under this Plan (including. without limitation, converting such monthly benefit under Section 2.02(b)(iv) an appropriate benefit form) and each Eligible Employee shall cooperate with the Committee by providing any information (certifiable or otherwise) necessary to make such determination.

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2.03   Form of Payment

 (a) Unless a Retiree has elected an optional form of benefit, as provided herein, the automatic form of payment under this Plan deemed to have been elected by such Retiree upon becoming an Eligible Employee shall be a 10 Year Certain and Life Annuity, providing for monthly payments to the Retiree for his lifetime with a guaranteed minimum of one hundred twenty
       (120) monthly payments and if the Retiree dies prior to receiving the full one hundred twenty (120) monthly payments, the remainder of guaranteed payments shall be commuted and paid in one lump sum to the named Beneficiary in full discharge of the obligation of the Plan. In the absence of a named Beneficiary the commuted value of the remaining guaranteed payments will be paid to the Retiree's estate.

(b) Any Eligible Employee may, upon becoming an Eligible Employee, elect in writing that his Benefit be paid in the form of a 100% Joint and Survivor Annuity of Actuarial Equivalent value to the Benefit otherwise payable under Section 2.03(a) above, providing for a reduced monthly benefit during his lifetime with 100% of such reduced monthly benefit continuing to his surviving spouse to whom he was married on the date his Benefit payments commenced for the remainder of such spouse's lifetime. If the Retiree and the spouse to whom he was married on the date his Benefit payments commenced dies before receiving one hundred twenty (120) monthly payments, the remainder of the one hundred twenty (120) guaranteed payments will be commuted and paid in one lump sum to the named beneficiary of the last surviving annuitant in full discharge of the obligation of the Plan. This optional form of benefit shall become effective on the first day of the month for which the Retiree's Benefit is first payable. If the Retiree's spouse dies before the first day

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       of the month for which the Retiree's Benefit is first payable, this optional form of payment shall be revoked and payments shall be made pursuant to the provisions of Section 2.03(a) above.

(c) Any Eligible Employee may, upon becoming an Eligible Employee, elect in writing that his Benefit be paid to him (or his Beneficiary if he dies prior to payment under paragraph (d) below) in one single payment of Actuarial Equivalent value to the Benefit otherwise payable under Section 2.03(a) above.

(d) Payments shall commence as of the first day of the month following the Eligible Employee's termination of employment or as soon as administratively practicable thereafter.

(e) Any Eligible Employee may change his payment form election by making a new payment form election at any time; provided, however, that no such election shall be effective unless it shall have been made and submitted to the Committee prior to the last day of the calendar year prior to the calendar year in which the Eligible Employee terminates employment with the Company and each Affiliated Company.

2.04   Commencement of Benefit on or after Normal Retirement Date
       A Retiree who terminates employment on or after his Normal Retirement Date shall receive his Benefit commencing on the first day of the month following his termination of employment, subject to the provisions of
       Section 3.07. In that case, his Benefit shall be equal to the Benefit determined pursuant to the provisions of Section 2.02 on the basis of

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       his Average Monthly Compensation and Credited Service on the date of his termination of employment.

2.05   Commencement of Benefit Before Normal Retirement Date

(a) Unless the provisions of Section 2.05(b) below are applicable a Retiree whose employment terminates for any reason prior to his Normal Retirement Date shall receive a Benefit commencing on the first day of the month following his termination of employment, subject to the provisions of
       Section 3.07. In such case, his Benefit shall be equal to the Benefit determined under the provisions of Section 2.02 on the basis of his Average Monthly Compensation and Credited Service on the date of his termination of employment; provided, however, the portion of his Benefit determined under the provisions of Section 2.02(a) shall be reduced by 3.6% for each year and l/12 of 3.6% for each month of a fractional year by which the date the Retiree's Benefit begins prior to the 60th anniversary of his birth.

(b) A Retiree who terminates employment at the Company's request prior to his Normal Retirement Date shall, subject to the approval of the Committee and the provisions of Section 3.07, receive a special early Benefit commencing on the first day of the month following his termination of employment. The special early Benefit shall be equal to:

       (i)     his Benefit determined pursuant to the provisions of
       Section 2.02 on the basis of his Average Monthly Compensation and Credited Service on his date of termination of employment; provided, however, the portion of his Benefit determined under the provisions of
       Section 2.02(a)(i) shall be calculated on the basis of the Credited Service he

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       accrued to his date of termination of employment plus any additional service he would have accrued pursuant to the provisions of Section 1.11 after his termination of employment if he had remained in the employ of the Company until his 60th birthday; increased by

       (ii)   (A)    in the case of any Benefit payable in the form described in
                     Sections 2.03(a) or (b), the Social Security cost of living percentage increase granted on Social Security benefits paid in the year of such Retiree's termination of employment and on each anniversary of such Retiree's termination of employment occurring prior to his Normal
                     Retirement Date, the Benefit determined under the provisions of Section 2.02(a) and paragraph (b) of this
                     Section 2.05 shall be increased by the Social Security cost of living percentage increase granted on Social Security benefits paid in such calendar year; provided, however, the total number of such cost of living increases applied to a Retiree's Benefit under this subparagraph (ii) shall not exceed five, and the cost of living increase percentage applied to a Retiree's Benefit under this subparagraph (ii) each year shall not exceed 5%: or

              (B)    in the case of any Benefit payable in the form described in
                     Section 2.03(c), a projected and compounded deemed Social Security cost of living percentage increase equal to 5% of such Benefit for the year of such Retiree's termination and 5% of such Benefit as cumulatively increased, for each anniversary of such Retiree's termination occurring prior to his Normal Retirement Date; provided, however, the total number of such deemed cost of living increases

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                     applied to a Retiree's Benefit under this subparagraph (ii)
                     (B) shall not exceed five.

2.06   Disability Benefit

       An Eligible Employee who has not reached his Normal Retirement Date and who ceases to be employed by the Company and each Affiliate Company on account of disability shall continue to be credited with Credited Service if (i) as of the Effective Date, such Eligible Employee's combined years of age and Credited Service (computed in the same manner described in Section 1.17) equals 70 or more, (ii) such Eligible Employee has reached his 55th birthday and completed 20 years of Credited Service (computed in the same manner described in Section 1.17), or (iii) such employment cessation occurs after the date specified in Appendix A with respect to such Eligible Employee; PROVIDED, HOWEVER, such Credited Service shall only continue if such Eligible Employee is eligible for and is continuously receiving disability benefits under the Company's long-term disability program. There shall also be included in his Credited Service any applicable waiting period for disability benefits under the Company's long-term disability plan; provided that after expiration of such period the Eligible Employee becomes entitled to such disability benefits. Upon reaching age 65, such disabled Eligible Employee shall be entitled to a disability Benefit in an amount determined under Section 2.02, based on his Average Monthly Compensation at the time he ceased employment on account of disability and his Credited Service based on Section 1.11 and the preceding provisions of this Section 2.06.


2.07   Pre-Retirement Death Benefit

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(a)    If (i) an Eligible Employee whose combined years of age and Credited
       Service (computed in the same manner described in Section 1.17) equals 70 or more as of the Effective Date dies prior to his termination of employment, (ii) prior to his employment termination, an Eligible Employee dies after he has reached his 55th birthday and completed 20 or more years of Credited Service, (iii) an Eligible Employee dies prior to his termination of employment, but after the date specified in Appendix A with respect to such Eligible Employee, or (iv) an Eligible Employee dies while accruing Credit Service under Section 2.06, a spouse's Benefit shall be payable to his surviving spouse. Such spouse's Benefit shall be a lump sum payment which is Actuarial Equivalent to the amount of monthly benefit the spouse would have received if the Benefit which the Eligible Employee would have received under Section 2.02 of this Plan, reduced pursuant to the provision of Section 2.05(a) of this Plan, had commenced on the Eligible Employee's date of death in the form of a 100% joint and survivor annuity and the Eligible Employee had died immediately thereafter. Such spouse's benefit shall be paid as soon as practicable following such Eligible Employee's date of death.


2.08   Restoration of Service


       If an Eligible Employee who retired or otherwise terminated employment is restored to employment with the Company or an Affiliated Company, the monthly payments under the Plan shall he discontinued and, upon subsequent retirement or termination of employment with the Company or any Affiliated Company, the Eligible Employee's Benefit shall be computed in accordance with the provisions of this Article 2, as applicable, and shall be

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       reduced by the actuarial equivalent value of the Benefit payments he received prior to his subsequent retirement.


2.09   Designation of Beneficiary

       For purposes of Sections 2.03 and 2.07, each Eligible Employee shall file a written designation of Beneficiary with the Committee upon qualifying for participation hereunder. Such designation shall remain in force until revoked by the Eligible Employee by filing a new beneficiary form with the Committee.


2.10   Receipt of Single-Sum Payment

       If any Retiree has received a single sum payment under Section 2.03(c) above, such Retiree's Beneficiary shall have no further interest in the Plan or any benefits payable thereunder.


ARTICLE 3. GENERAL PROVISIONS

3.01   Administration

       The administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out its provisions are vested in the Committee. The Committee shall have full discretionary authority to interpret the Plan and resolve all matters arising in connection with the Plan. The Committee may adopt procedural rules and may employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan. Decisions of the Committee shall be conclusive and binding

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       on all persons. The expenses of the Committee attributable to the administration of this Plan shall be paid directly by the Company.


3.02   Funding

(a) All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, unless the provisions of paragraph (b) below are applicable.


(b) The Board of Directors may, for administrative reasons, establish a grantor trust for the benefit of Eligible Employees in the Plan. The assets of said trust will be held separate and apart from other Company funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

       (i) the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of ERISA;

       (ii) the Company shall be treated as the "grantor" of said trust for purposes of Sections 671 and 677 of the Internal Revenue Code; and

       (iii) said trust agreement shall provide that its assets may be used to satisfy claims of the Company's general creditors, provided that the rights of such general creditors are enforceable under federal and state law.

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3.03   No Contract of Employment

       The establishment of the Plan shall not be construed as conferring any legal right upon any person for a continuation of employment, nor shall it interfere with the right of the Company to discharge any employee.

3.04   Competency

       If the Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for his affairs because of illness or accident, or has died, then the Company, if it so elects, may direct that any payment due him or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Company may deem proper. Any such payment shall be in complete discharge of the liability of the Company therefor.


3.05   Withholding Taxes

       The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

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3.06   Nonalienation

       Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.


3.07   Forfeiture for Cause

       In the event that an Eligible Employee or Retiree shall at any time be convicted for a crime involving dishonesty or fraud on the part of such Eligible Employee or Retiree in his relationship with the Company or an Affiliated Company, all benefits that would otherwise be payable to him under the Plan shall be forfeited. If a Retiree shall at any time be under indictment for any such crime any Benefit amounts payable to such Retiree shall be suspended pending conviction, dismissal or acquittal in respect thereof. If the Retiree is

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       not convicted, the suspended amounts shall be paid to him (with simple interest accruing at the PBGC Interest Rate) within thirty days after the date of the dismissal or acquittal. For this purpose. any so-called ALFORD plea or plea of NOLO CONTENDERE shall be deemed to constitute an acquittal.


3.08   Mergers/Transfers

       This Plan shall be binding upon and inure to the benefit of the Company and its successors and assignees and the Eligible Employee, his designees and his estate. Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation. merger or transfer of assets and assumption, the term "Company" shall refer to such other corporation and this Plan shall continue in full force and effect.


3.085  Change of Control

       Notwithstanding any other provision of the Plan, in the case of an Eligible Employee who has an employment agreement with the Company which provides for his or her continued employment following a change of control ("Employment Agreement"), the following provisions shall apply in the event that such Eligible Employee's employment with the Company is terminated under the circumstances described in Section 7(d) of his or her Employment Agreement:

(a) Such Eligible Employee, if not a Retiree as defined in Section 1.17, shall be deemed to be a

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       Retiree and shall be entitled to a Benefit determined in accordance with Section 2.02, provided, however, that Section 2.02 (a) (ii) shall not apply;

(b) For purposes of Section 2.02 (a)(i), such Eligible Employee's years of Credited Service shall be increased by a period of time equal to the Remainder of the Employment Period (as defined in Section 7(d)(i)(D) of the Employment Agreement); and

(c) The Actuarial Equivalent value of such Eligible Employee's Benefit (determined in accordance with the foregoing provisions of this Section 3.085) shall be paid to him or her in a lump sum within 30 days after the date of termination of his or her employment.


3.09   Calculations

       Whenever, under this Plan, it is necessary to determine whether one benefit is less than, equal to, or larger than another, whether or not such benefits are provided under this Plan, such determination shall be made by the Company's independent consulting actuary, using mortality and interest (unless otherwise specified in this Plan) and any other assumptions normally used at the time by such actuary in determining actuarial equivalents under the Retirement Plan.


3.10   Elections

       All elections, designations, requests, notices, instructions, and other communications from an Eligible Employee, Retiree, or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by Certified or Registered mail, Return Receipt Requested, or

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       personally delivered to the principal offices of the Corporation, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.


3.11   Acceleration of Payment

       Notwithstanding any other provision of the Plan to the contrary, the Company shall make payments hereunder to a Retiree or Beneficiary before such payments are otherwise due if the Committee determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a decision by a court of competent jurisdiction involving an Eligible Employee, Retiree or Beneficiary, or a closing agreement made under Code Section 7121 that is approved by the Internal Revenue Service and involves an Eligible Employee, Retiree or Beneficiary, that an Eligible Employee, Retiree or Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to him under the Plans before they are paid to him. In such cases, any such Retiree or Beneficiary so affected shall receive the remaining Benefit payments payable to him and, where appropriate his Beneficiary in one single payment of Actuarial Equivalent value to such remaining payments. Upon receipt of such accelerated payment the provisions of Section 2.10 shall apply to any Beneficiary of such Retiree.


3.12   Construction

(a) The Plan is intended to constitute an unfunded deferred compensation arrangement for a

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

       select group of management or highly compensated employees and therefore exempt from the requirements or Sections 201, 301 and 401 of ERISA. All rights hereunder shall be governed by and construed in accordance with the laws of the State of Tennessee and, except to the extent otherwise herein provided, in accordance with the provisions of the Retirement Plan.


(b)    The masculine pronoun shall mean the feminine wherever appropriate.


(c) The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.


3.13   Insurance Products

       The Company may require each Eligible Employee to assist it in obtaining life insurance policies on the lives of each Eligible Employee, which policies would be owned by, and be payable to, the Company. The Eligible Employee may be required to complete an application for life insurance, furnish underwriting information including medical examinations by a life insurance company-approved examiner, and authorize release of medical history to the life insurance company's underwriter, as designated by the Company. An Eligible Employee shall have no right or interest in such policies or the proceeds thereof.

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

3.14   Nature of Obligation

       No Eligible Employee, Retiree or Beneficiary shall have any interest in any specific asset of the Company or any Affiliated Company as a result of the Plan. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company (or any Affiliated Company) and any Eligible Employee, Retiree or Beneficiary. Any right to receive any Benefit under the Plan shall only be the right of a general unsecured creditor.

3.15   Legal Fees

       In the event that any claim by an Eligible Employee for payment of any benefit under the Plan is disputed by the Company or the trustee of any "rabbi" trust created in connection therewith, or any other dispute in respect of the Plan or any such trust arises between any Eligible Employee, the Company and/or such trustee, any such Eligible Employee shall be promptly reimbursed for all reasonable attorney fees and expenses, after satisfaction by the Eligible Employee of a lifetime deductible equal to $25,000, incurred by any such Eligible Employee (i) in pursuing any such claim, or (ii) in connection with any such other dispute.


ARTICLE 4. AMENDMENT, TERMINATION, OR PARTICIPANT REMOVAL

The Board of Directors reserves the right to modify or to amend, in whole or in part, or to terminate this Plan at any time. However, no modification, amendment or termination of the Plan shall reduce the Benefit being paid to a Retiree as of the date of any such amendment or termination. In respect of any Eligible Employee, no modification or amendment shall adversely affect such Eligible Employee, unless such Eligible Employee consents to such modification or amendment in writing, and, if the Plan is terminated by the Company, each Eligible Employee shall be entitled to a Benefit calculated under Article 2 above, based on such Eligible Employee's service and compensation to the date of such plan termination.

Also, with respect to an Eligible Employee who is not a Retiree pursuant to
Section 1.17 of the Plan, if such Eligible Employee is removed as a participant from the Plan by the Committee, then such former Eligible Employee shall have no rights to any Benefits under the Plan, but rather such former Eligible Employee shall only have those rights that are available to such former Eligible Employee under the Company's other benefit plans.

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